Exhibit 99.1

McKESSON REPORTS FISCAL 2020 FIRST-QUARTER RESULTS

•	First-quarter fiscal 2020 revenues of $55.7 billion, an increase of 6%.

•	First-quarter GAAP earnings per diluted share from continuing operations of $2.27, up 429% year over year.

•	First-quarter Adjusted Earnings per diluted share of $3.31, up 14% year over year.

•	Raised fiscal 2020 Adjusted EPS guidance range to $14.00 to $14.60 from $13.85 to $14.45.

•	Board of Directors increased the quarterly dividend by 5% to 41 cents per share.

IRVING, Texas, July 31, 2019 – McKesson Corporation (NYSE:MCK) today reported that revenues for the first quarter ended June 30, 2019, were $55.7 billion compared to $52.6 billion a year ago, an increase of 6% on a reported basis and an increase of 7% on an FX-adjusted basis.

On the basis of U.S. generally accepted accounting principles (“GAAP”), first-quarter earnings per diluted share from continuing operations was $2.27, compared to a loss per diluted share of $(0.69) a year ago.

First-quarter Adjusted Earnings per diluted share was $3.31, an increase of 14% compared to $2.90 a year ago, primarily driven by growth in the U.S. Pharmaceutical and Specialty Solutions segment and a lower share count, partially offset by a higher tax rate.

“McKesson is off to a strong start in fiscal 2020, and our first-quarter earnings performance exceeded our expectations,” said Brian Tyler, chief executive officer. “Based on the momentum from our first-quarter results and our confidence in the full year outlook, we are raising our previous guidance range for fiscal 2020 and now expect Adjusted Earnings per diluted share of $14.00 to $14.60.”

For the first quarter, McKesson used cash from operations of $51 million, and invested $111 million internally, resulting in negative free cash flow of $162 million. During the quarter, McKesson paid $46 million for acquisitions, and returned $759 million of cash to shareholders via $684 million of common stock repurchases and $75 million of dividend payments. The Board of Directors also approved a 5% increase in the quarterly dividend to $0.41 per share. The company ended the quarter with cash and cash equivalents of $1.9 billion.

U.S. Pharmaceutical and Specialty Solutions Segment

•

First-quarter revenues were $44.2 billion, up 8%, driven primarily by market growth, partially offset by branded to generic conversions. GAAP operating profit was $579 million and GAAP operating margin was 1.31%. Adjusted operating profit was $600 million, up 11%, and adjusted operating margin was 1.36%.

European Pharmaceutical Solutions Segment

•

First-quarter revenues were $6.7 billion, down 3% on a reported basis and up 3% on an FX-adjusted basis, driven primarily by market growth in the pharmaceutical distribution business. GAAP operating profit was $5 million and GAAP operating margin was 0.07%. Adjusted operating profit was $35 million, down 53%, and adjusted operating margin was 0.52%. On an FX-adjusted basis, adjusted operating profit was $37 million, down 50%, and adjusted operating margin was 0.52%, driven by the weak retail pharmacy environment in the U.K.

Medical-Surgical Solutions Segment

•

First-quarter revenues were $1.9 billion, up 12%, driven by an acquisition and growth in the Primary Care and Extended Care businesses. The aforementioned acquisition closed in the prior fiscal year on June 1, 2018, and has now been fully lapped. GAAP operating profit was $125 million and GAAP operating margin was 6.57%. Adjusted operating profit was $159 million, up 27%, and adjusted operating margin was 8.36%.

Other remaining businesses (primarily including McKesson Canada, McKesson Prescription Technology Solutions (MRxTS) and the equity method investment in the Change Healthcare Joint Venture (Change Healthcare))

•

First-quarter revenues were $3.0 billion, down 1% on a reported basis and up 2% on an FX-adjusted basis, driven primarily by growth in our MRxTS business. GAAP operating profit was $141 million and adjusted operating profit was $276 million, up 30%. On an FX-adjusted basis, adjusted operating profit was $279 million, up 31%.

Company Updates

•	Change Healthcare, Inc., a leading independent healthcare technology company, began trading on the Nasdaq Global Select Market under the trading symbol “CHNG” on June 27, 2019.

•

For the fourth year in a row, McKesson was named a ‘Best Place to Work’ for Disability Inclusion. McKesson earned a top-ranking score of 100 on the 2019 Disability Equality Index® (DEI), a joint initiative of the American Association of People with Disabilities (AAPD) and Disability:IN.

•	Dr. Ken Washington joined McKesson’s Board of Directors as a new independent director effective July 1, 2019.

Fiscal 2020 Outlook and Change Healthcare Update

McKesson raised fiscal 2020 Adjusted Earnings per diluted share guidance to $14.00 - $14.60 from a range of $13.85 - $14.45.

Following the completion of the Change Healthcare, Inc. IPO, McKesson owns approximately 58.5% of Change Healthcare, reduced from 70%. McKesson will continue to report the equity income from its interest in Change Healthcare based on its revised equity ownership percentage and with a one-month lag.

McKesson reaffirmed the guidance range for adjusted equity earnings from Change Healthcare of approximately $250 million to $270 million in fiscal 2020. This range reflects McKesson’s revised equity ownership, and includes the expected benefit of lower interest expense for Change Healthcare driven by its repayment of long-term debt.

Dividend Declaration

The company’s Board of Directors yesterday declared a 5% increase in the regular quarterly dividend to 41 cents per share of common stock. The dividend will be payable on October 1, 2019, to stockholders of record on September 3, 2019.

Conference Call Details

The company has scheduled a conference call for today, Wednesday, July 31st, at 5:00 PM ET to discuss the company’s financial performance. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. The conference call can also be accessed by dialing 323-994-2093. The password is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. For individuals wishing to listen to the replay, the dial-in number is 719-457-0820 and the pass code is 5579684. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events

McKesson management will be participating in the following investor conference:

•	Morgan Stanley 17th Annual Global Healthcare Conference, September 9-11, 2019, in New York, New York.

Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2 and 3 of the financial statement tables included with this release.

The company does not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

FX-Adjusted

McKesson also presents its financial results on an FX-adjusted basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. FX-adjusted information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental FX-adjusted information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Free Cash Flow

McKesson also provides free cash flow, a non-GAAP measure. Free cash flow is defined as net cash provided by operating activities less payments for property, plant and equipment and capitalized software expenditures, as outlined in the company’s condensed consolidated statements of cash flows.

Cautionary Statements

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s results of operations impacted by the Change Healthcare joint venture; the company’s ability to manage and complete divestitures and distributions; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; changes in circumstances that could impair our goodwill, intangible and other long-lived assets or investments; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places.

About McKesson Corporation

McKesson Corporation, currently ranked 7th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, healthcare technology, community oncology and specialty care. McKesson partners with life sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities to improve patient care in every setting — one product, one partner, one patient at a time. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Holly Weiss, 972-969-9174 (Investors and Financial Media)

Holly.Weiss@McKesson.com

Kristin Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30,
	2019	2018	Change
Revenues	$55,728	$52,607	6%
Cost of sales	(52,941)	(49,828)	6

Gross profit	2,787	2,779	—
Operating expenses	(2,130)	(2,127)	—
Goodwill impairment charges (1)	—	(570)	(100)
Restructuring and asset impairment charges (2)	(23)	(96)	(76)
Gain from escrow settlement (3)	—	97	(100)

Total operating expenses	(2,153)	(2,696)	(20)

Operating income	634	83	664
Other income, net (4)	37	40	(8)
Income (loss) from equity method investment in Change Healthcare Joint Venture (5)	4	(56)	107
Interest expense	(56)	(61)	(8)

Income from continuing operations before income taxes	619	6	NM
Income tax expense	(136)	(87)	56

Income (loss) from continuing operations after tax	483	(81)	696
Income (loss) from discontinued operations, net of tax	(6)	1	(700)

Net income (loss)	477	(80)	696
Net income attributable to noncontrolling interests	(54)	(58)	(7)

Net income (loss) attributable to McKesson Corporation	$423	$(138)	407%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$2.27	$(0.69)	429%
Discontinued operations	(0.03)	0.01	(400)

Total	$2.24	$(0.68)	429%

Basic
Continuing operations	$2.28	$(0.69)	430%
Discontinued operations	(0.03)	0.01	(400)

Total	$2.25	$(0.68)	431%

Dividends declared per common share	$0.39	$0.34

Weighted average common shares (b)
Diluted	189	202	(6)%
Basic	188	202	(7)

(a)	Certain computations may reflect rounding adjustments.
(b)	Net loss per diluted share for fiscal 2019 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
NM	Computation not meaningful.

Refer to the section entitled “Financial Statement Notes” of this release.

Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2020 and 2019 as well as our Annual Report on Form 10-K for fiscal 2019.

Schedule 2

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30, 2019								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$2,787	$—	$—	$(15)	$—	$(3)	$—	$2,769	—%	2%

Operating expenses (2)	$(2,153)	$112	$17	$—	$—	$23	$2	$(1,999)	(20)%	1%

Other income, net (4)	$37	$—	$—	$—	$—	$—	$18	$55	(8)%	34%

Income from equity method investment in Change Healthcare Joint Venture (5)	$4	$77	$27	$—	$—	$—	$—	$108	107%	69%

Income from continuing operations before income taxes	$619	$189	$44	$(15)	$—	$20	$20	$877	NM	10%

Income tax expense	$(136)	$(45)	$(11)	$4	$—	$(5)	$(5)	$(198)	56%	33%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$429	$144	$33	$(11)	$—	$15	$15	$625	409%	6%

Earnings per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (a)	$2.27	$0.76	$0.18	$(0.06)	$—	$0.08	$0.08	$3.31 (c)	429%	14%

Diluted weighted average common shares	189	189	189	189	189	189	189	189	(6)%	(7)%

	Quarter Ended June 30, 2018

	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring and Asset Impairment Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$2,779	$—	$1	$(21)	$(35)	$—	$—	$2,724

Operating expenses (1) (2) (3)	$(2,696)	$121	$20	$—	$—	$96	$487	$(1,972)

Other income, net	$40	$1	$—	$—	$—	$—	$—	$41

Income (loss) from equity method investment in Change Healthcare Joint Venture (5)	$(56)	$77	$40	$—	$—	$—	$3	$64

Income from continuing operations before income taxes	$6	$199	$61	$(21)	$(35)	$96	$490	$796

Income tax expense	$(87)	$(50)	$(16)	$6	$9	$(11)	$—	$(149)

Income (loss) from continuing operations, net of tax, attributable to McKesson Corporation	$(139)	$149	$45	$(15)	$(26)	$85	$490	$589

Earnings (loss) per diluted common share from continuing operations, net of tax, attributable to McKesson Corporation (a) (b)	$(0.69)	$0.74	$0.22	$(0.07)	$(0.13)	$0.42	$2.41	$2.90

Diluted weighted average common shares (b)	202	203	203	203	203	203	203	203

(a)	Certain computations may reflect rounding adjustments.
(b)

We calculate GAAP net loss per diluted share for fiscal 2019 using a weighted average of 202 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate Adjusted Earnings per diluted share (Non-GAAP) for fiscal 2019 on a fully diluted basis, using a weighted average of 203 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully-diluted basis, any cross-footing differences in those items are due to different weighted average share counts.

(c)	Adjusted Earnings per share on an FX-Adjusted basis for fiscal 2020 was $3.33 per diluted share, which excludes the foreign currency exchange effect of $0.02 per diluted share.

NM	Computation not meaningful.

Refer to the section entitled “Financial Statement Notes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended June 30, 2019			Quarter Ended June 30, 2018			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		FX-Adjusted (GAAP)		FX-Adjusted (Non- GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$44,165	$—	$44,165	$40,977	$—	$40,977	$—	$44,165	$—	$44,165	8%		8%		8%		8%
European Pharmaceutical Solutions	6,710	—	6,710	6,935	—	6,935	412	7,122	412	7,122	(3)		(3)		3		3
Medical-Surgical Solutions	1,903	—	1,903	1,703	—	1,703	—	1,903	—	1,903	12		12		12		12
Other (a)	2,950	—	2,950	2,992	—	2,992	98	3,048	98	3,048	(1)		(1)		2		2
Revenues	$55,728	$—	$55,728	$52,607	$—	$52,607	$510	$56,238	$510	$56,238	6%		6%		7%		7%
OPERATING PROFIT (2)
U.S. Pharmaceutical and Specialty Solutions	$579	$21	$600	$543	$(3)	$540	$—	$579	$—	$600	7%		11%		7%		11%
European Pharmaceutical Solutions (1)	5	30	35	(560)	634	74	1	6	2	37	101		(53)		101		(50)
Medical-Surgical Solutions	125	34	159	93	32	125	—	125	—	159	34		27		34		27
Other (a) (3) (5)	141	135	276	114	99	213	—	141	3	279	24		30		24		31
Operating profit	850	220	1,070	190	762	952	1	851	5	1,075	347		12		348		13
Corporate (4)	(175)	38	(137)	(123)	28	(95)	—	(175)	(1)	(138)	42		44		42		45
Income from continuing operations before interest expense and income taxes	$675	$258	$933	$67	$790	$857	$1	$676	$4	$937	907%		9%		909%		9%
OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.31%		1.36%	1.33%		1.32%		1.31%		1.36%	(2	)bp	4	bp	(2	)bp	4	bp
European Pharmaceutical Solutions	0.07		0.52	(8.07)		1.07		0.08		0.52	814		(55)		815		(55)
Medical-Surgical Solutions	6.57		8.36	5.46		7.34		6.57		8.36	111		102		111		102

(a)

Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit for Other includes our proportionate share of income (loss) from our equity method investment in Change Healthcare Joint Venture.

Refer to the section entitled “Financial Statement Notes” of this release.

For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	June 30, 2019	March 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,947	$2,981
Receivables, net	19,287	18,246
Inventories, net	16,604	16,709
Prepaid expenses and other	590	529

Total Current Assets	38,428	38,465
Property, Plant and Equipment, Net	2,466	2,548
Operating Lease Right-of-Use Assets	2,031	—
Goodwill	9,441	9,358
Intangible Assets, Net	3,600	3,689
Equity Method Investment in Change Healthcare Joint Venture	3,617	3,513
Other Noncurrent Assets	2,097	2,099

Total Assets	$61,680	$59,672

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$34,021	$33,853
Current portion of long-term debt	310	330
Current portion of operating lease liabilities	373	—
Other accrued liabilities	3,248	3,443

Total Current Liabilities	37,952	37,626
Long-Term Debt	7,382	7,265
Long-Term Deferred Tax Liabilities	3,058	2,998
Long-Term Operating Lease Liabilities	1,805	—
Other Noncurrent Liabilities	2,016	2,103

Redeemable Noncontrolling Interests	1,399	1,393

McKesson Corporation Stockholders’ Equity	7,874	8,094
Noncontrolling Interests	194	193

Total Equity	8,068	8,287

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$61,680	$59,672

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Quarter ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$477	$(80)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	229	235
Goodwill and other asset impairment charges	5	610
Deferred taxes	16	45
Credits associated with last-in, first-out inventory method	(15)	(21)
Loss (Income) from equity method investment in Change Healthcare Joint Venture	(4)	56
Other non-cash items	121	(79)
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,061)	(1,414)
Inventories	145	(114)
Drafts and accounts payable	127	32
Taxes	82	(61)
Other	(173)	(270)

Net cash used in operating activities	(51)	(1,061)

INVESTING ACTIVITIES
Payments for property, plant and equipment	(87)	(101)
Capitalized software expenditures	(24)	(44)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(46)	(826)
Other	28	96

Net cash used in investing activities	(129)	(875)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,610	9,036
Repayments of short-term borrowings	(2,610)	(7,005)
Common stock transactions:
Issuances	22	22
Share repurchases, including shares surrendered for tax withholding	(701)	(307)
Dividends paid	(75)	(71)
Other	(118)	(134)

Net cash provided by (used in) financing activities	(872)	1,541

Effect of exchange rate changes on cash, cash equivalents and restricted cash	18	(78)

Net decrease in cash, cash equivalents and restricted cash	(1,034)	(473)
Cash, cash equivalents and restricted cash at beginning of period	2,981	2,672

Cash, cash equivalents and restricted cash at end of period	$1,947	$2,199

McKESSON CORPORATION

FINANCIAL STATEMENT NOTES

(1)

Operating expenses for fiscal 2019 include non-cash goodwill impairment charges of $570 million (pre-tax and after-tax) for our European Pharmaceutical Solutions segment. This charge is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(2)

Operating expenses for fiscals 2020 and 2019 include pre-tax restructuring and asset impairment charges of $23 million ($17 million after- tax) and $96 million ($85 million after-tax), primarily for our Canada and the United Kingdom retail businesses, and Corporate.

(3)

Operating expenses for fiscal 2019 include a gain from an escrow settlement of $97 million (pre-tax and after-tax) representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health, within Other. This gain is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(4)

Other income for fiscal 2020 includes a pre-tax charge of $17 million ($12 million after-tax) representing settlement charges for our frozen U.S. defined benefit pension plan, within Corporate. This charge is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2 of the accompanying financial statement tables.

(5)

Income or loss from our equity method investment in Change Healthcare Joint Venture includes the amortization of equity investment intangibles and other acquired intangibles of $77 million for fiscals 2020 and 2019. This charge is included in our proportionate share of the income or loss from our equity method investment in Change Healthcare Joint Venture within Other.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

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Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring and asset impairment charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring and asset impairment charges - Non-acquisition related restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from the Adjusted Earnings.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; certain discrete benefits and subsequent true-up adjustments related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate. Prior to fiscal 2020, this category also included certain gains or losses from divestitures of businesses that did not qualify as discontinued operations.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investment in Change Healthcare Joint Venture’s financial results are adjusted for the above noted items.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

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FX-Adjusted (Non-GAAP): McKesson also presents its financial results on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.